                         SECURITIES AND EXCHANGE COMMISSION


                               Washington D.C. 20549


                                     FORM 8-K/A


                                  AMENDMENT NO. 1
                                         TO
                                   CURRENT REPORT


                          Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934


                 Date of Report (Date of earliest event reported):
                                 September 10, 1998


                                ELTRAX SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)


        Minnesota                   0-22190               41-1484525
(State of incorporation)      (Commission File No.)    (I.R.S. Employer
                                                           I. D. No.)


                 2000 Town Center, Suite 690, Southfield, MI  48075
                      (Address of principal executive offices)

                                   (248) 358-1699
               (Registrant's telephone number, including area code)

The Current Report on Form 8-K dated September 10, 1998 is amended to read in its entirety as follows:

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

MERGER WITH ENCORE SYSTEMS, INC. AND ACQUISITION OF GLOBAL SYSTEMS AND SUPPORT, INC. AND FIVE STAR SYSTEMS, INC.

     On September 10, 1998, pursuant to an Acquisition Agreement dated as of August 31, 1998 (the "Acquisition Agreement") by and among Eltrax Systems, Inc., a Minnesota corporation (the "Company"), Encore Acquiring Corp., a Georgia corporation ("Acquiring Sub"), Encore Systems, Inc., a Georgia Corporation ("Encore"), Global Systems and Support, Inc., a Georgia corporation ("GSS"), Five Star Systems, Inc., a Georgia corporation ("Five Star"), Penelope Sellers ("Sellers"), and Joseph T. Dyer ("Dyer"; Sellers and Dyer are sometimes hereinafter collectively referred to as the "Shareholders"), Acquiring Sub merged with and into Encore, and the Company acquired all of the outstanding stock of GSS and Five Star. As a result of the merger, the separate existence of Acquiring Sub ceased and Encore continues as the surviving corporation and a wholly owned subsidiary of the Company. Encore, GSS, and Five Star are providers of proprietary software products and technology services to the hospitality industry. The description of the merger and stock acquisitions included herein does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement which is filed as Exhibit 2.1 hereto.

     Pursuant to the terms of the Acquisition Agreement, upon the closing of the merger on September 10, 1998, 465,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") were issued to the Shareholders in connection with the merger, and the Company paid the Shareholders $8.5 million for all of the outstanding capital stock of GSS and Five Star. Furthermore, in the event the Company elects to treat the acquisition of Five Star stock as a "deemed sale of assets" pursuant to Section 338(h)(10) of the Internal Revenue Code, the Company will reimburse the Shareholders (on a "grossed-up" basis for taxes) for the additional tax resulting from such election. The 465,000 shares of Common Stock issued in connection with the merger represents approximately 3.6% of the issued and outstanding shares of Common Stock after the closing.
All of the shares of the Common Stock that have been issued to the Shareholders in connection with the merger are "restricted stock", as defined in Rule 144 promulgated under the Securities Act of 1933, and have certain demand and "piggyback" registration rights.

     In addition to the foregoing, the Company entered into an Employment and Non-Competition Agreement with Penelope Sellers that provides for the employment by the Company of Sellers for a period of one (1) year from September 1, 1998. The agreement also provides for a non-compete period through two (2) years after the term of the agreement. The description of the Employment and Non-Competition Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the Employment and Non-Competition Agreement which is filed as Exhibit 10.1 hereto.

     For accounting purposes, it is intended that the merger will be treated as a purchase transaction under APB Opinion No. 16.

ITEM 5.   OTHER EVENTS.

CREDIT AGREEMENT

     The Company has entered into a new three-year credit agreement (the "Credit Agreement") with State Street Bank and Trust Company that provides for a $4.0 million three-year term loan and a $6.0 million revolving credit loan. Each loan is due on September 10, 2001, and is secured by a security interest in all of the Company's personal property. In addition to monthly interest payments under each loan, equal monthly principal payments of $111,111 are required pursuant to the term loan. The revolving credit loan accrues interest at a rate 100 basis points above the "prime rate" and the term loan accrues interest at a rate equal to a rate (i) 150 basis points above the "prime rate" or (ii) 425 basis points above the LIBOR rate, as selected by the Company pursuant to the terms of the Credit Agreement. The description of the Credit Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement which is filed as Exhibit 10.2 hereto.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

The index to the financial information for Encore, GSS, and Five Star is included on page F-1 of this report.

     (b)  PRO FORMA FINANCIAL INFORMATION.

The index to the pro forma financial information is included on page F-1 of this report.

     (c)  EXHIBITS.

The exhibits required by Item 7(c) and Item 601 of Regulation S-K are listed in the Exhibit Index.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ELTRAX SYSTEMS, INC.,
                                        a Minnesota corporation


                                        By:   /s/  Nicholas J. Pyett
                                           ------------------------------

                                             Nicholas J. Pyett,
                                             Chief Financial Officer


Date:  November 23, 1998

                                    EXHIBIT INDEX


Exhibit                                                               Filed
Number           Description                                          Herewith
------           -----------                                          --------

2.1*           Acquisition Agreement, dated as of
               August 31, 1998, among Eltrax Systems, Inc.,
               Encore Acquiring Corp., Encore Systems, Inc.,
               Global Systems and Support, Inc.,
               Five Star Systems, Inc.,
               Penelope Sellers, and Joseph T. Dyer

10.1* Employment and Non-Competition Agreement, dated as of August 31, 1998 between Eltrax
               Systems, Inc. and Penelope Sellers

10.2* Credit Agreement, dated as of September 11, 1998, between Eltrax Systems, Inc., Nordata, Inc.,
               Four Corners Technology, Inc., Encore Systems, Inc.,
               Global Systems and Support, Inc.,
               Five Star Systems, Inc., and State Street Bank and
               Trust Company

23.1           Consent of PricewaterhouseCoopers LLP                  X




*Previously filed with Current Report on Form 8-K dated September 10, 1998

                                ENCORE SYSTEMS, INC.
                           COMBINED FINANCIAL STATEMENTS
                       YEARS ENDED DECEMBER 31, 1997 AND 1996



                                      CONTENTS

                                                                            Page
                                                                            ----
REPORT OF INDEPENDENT ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . . . F-2

COMBINED FINANCIAL STATEMENTS

Combined Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . F-3

Combined Statements of Operations. . . . . . . . . . . . . . . . . . . . . . F-4

Combined Statements of Stockholders' Equity (Deficit). . . . . . . . . . . . F-5

Combined Statements of Cash Flows. . . . . . . . . . . . . . . . . . . . . . F-6

Notes to Combined Financial Statements . . . . . . . . . . . . . . . . . . . F-7


                    ELTRAX SYSTEMS, INC., ENCORE SYSTEMS, INC.,
           GLOBAL SYSTEMS AND SUPPORT, INC., AND FIVE STAR SYSTEMS, INC.
                          PRO FORMA FINANCIAL INFORMATION

Narrative Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-12

Pro Forma Consolidated Balance Sheet as of December 31, 1997
   (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-13

Notes to Pro Forma  Consolidated Balance Sheet as of
   December 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-14

Pro Forma Consolidated Statement of Operations for the year
   ended December 31, 1997 (Unaudited) . . . . . . . . . . . . . . . . . . .F-15

Notes to Pro Forma Consolidated Statement of Operations for the
   year ended December 31, 1997. . . . . . . . . . . . . . . . . . . . . . .F-16

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1998 (Unaudited). . . . . . . . . . . . . . . . . . .F-17

Notes to Pro Forma Consolidated Statement of Operations for the
   nine months ended September 30, 1998. . . . . . . . . . . . . . . . . . .F-18

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Encore Systems, Inc.

In our opinion, the accompanying combined balance sheets and the related statements of operations, stockholders' equity (deficit), and cash flows present fairly, in all material respects, the financial position of Encore Systems Inc. at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP



November 6, 1998

ENCORE SYSTEMS INC.
COMBINED BALANCE SHEETS
DECEMBER 31, 1997 AND 1996


                                          ASSETS                                                         1997               1996
 Current assets:
    Cash and cash equivalents                                                                    $       899,624    $       691,465
    Accounts receivable, net of allowance for doubtful accounts of $128,000
          and $180,000 in 1997 and 1996, respectively                                                    970,929            679,519
    Notes receivable, related party                                                                      284,349            279,953
    Prepaid expenses and other assets                                                                    120,576                326
                                                                                                 ---------------    ---------------
       Total current assets                                                                            2,275,478          1,651,263

 Property, plant and equipment                                                                         1,025,352            894,687
    Less accumulated depreciation                                                                       (811,936)          (686,594)
                                                                                                 ---------------    ---------------
       Net property, plant and equipment                                                                 213,416            208,093

 Other                                                                                                     5,329              9,834
                                                                                                 ---------------    ---------------
       Total assets                                                                              $     2,494,223    $     1,869,190
                                                                                                 ---------------    ---------------
                                                                                                 ---------------    ---------------

                                     LIABILITIES

 Current liabilities:
    Accounts payable                                                                             $       242,180    $       308,750
    Notes payable, stockholders                                                                          198,718            332,096
    Current portion of long-term debt                                                                    113,461             -
    Accrued litigation                                                                                    -               1,476,753
    Accrued compensation                                                                                 330,306            238,006
    Income taxes payable                                                                                 434,065            434,065
    Other accrued expenses                                                                               298,876            181,917
    Deferred revenues                                                                                  1,502,390            831,201
                                                                                                 ---------------    ---------------
       Total current liabilities                                                                       3,119,996          3,802,788

Long-term debt, net of current portion                                                                   355,050             -
                                                                                                 ---------------    ---------------
       Total liabilities                                                                               3,475,046          3,802,788

                           STOCKHOLDERS' EQUITY (DEFICIT)

 Common stock:
    Encore Systems, Inc. (20,000,000 shares authorized, no par, 767,777
          issued and outstanding)                                                                          2,000              2,000
    Global Systems and Support, Inc. (100,000 shares authorized, no par,
          1,000 issued and outstanding)                                                                    1,000              1,000
    Five Star Systems, Inc. (100,000 shares authorized, no par, 1,000 issued
          and outstanding)                                                                                   100                100
 Additional paid-in capital                                                                            1,388,592            441,478
 Accumulated deficit                                                                                  (2,372,515)        (2,378,176)
                                                                                                 ---------------    ---------------
       Total shareholders' equity                                                                       (980,823)        (1,933,598)
                                                                                                 ---------------    ---------------
       Total liabilities and stockholders' deficit                                               $     2,494,223    $     1,869,190
                                                                                                 ---------------    ---------------
                                                                                                 ---------------    ---------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL STATEMENTS

ENCORE SYSTEMS INC.
COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                                   1997                  1996

 Revenues:
   Services                                                                                  $     8,947,308       $      8,593,377
   Systems sales                                                                                   1,560,843              1,275,737
                                                                                             ----------------      -----------------
      Total revenues                                                                              10,508,151              9,869,114
                                                                                             ----------------      -----------------
Cost of services provided and system sales                                                         4,199,868              4,395,039
                                                                                             ----------------      -----------------
      Gross profit                                                                                 6,308,283              5,474,075

 Expenses:
   Selling, general and administrative                                                             3,139,338              3,152,320
   Research and development                                                                          976,549                456,517
   Depreciation and amortization                                                                     125,529                109,886
   Litigation settlement and costs                                                                    --                  1,548,987
                                                                                             ----------------      -----------------
      Total operating expenses                                                                     4,241,416              5,267,710
                                                                                             ----------------      -----------------
      Income from operations                                                                       2,066,867                206,365

 Other (income) expense:
   Interest income                                                                                   (64,872)               (41,240)
   Interest expense                                                                                   15,269                  5,400
                                                                                             ----------------      -----------------
      Total other (income), expense                                                                  (49,603)               (35,840)
                                                                                             ----------------      -----------------
      Net income                                                                             $     2,116,470       $        242,205
                                                                                             ----------------      -----------------
                                                                                             ----------------      -----------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

ENCORE SYSTEMS INC.
COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                               RETAINED
                                                                          ADDITIONAL           EARNINGS/              TOTAL
                                                          COMMON           PAID-IN           (ACCUMULATED          STOCKHOLDERS'
                                                           STOCK           CAPITAL             DEFICIT)                EQUITY
                                                       ------------     --------------    -------------------    ------------------
 Balance, December 31, 1995                            $      3,100     $      228,868    $            36,558    $          268,526

 Net income                                                                                           242,205               242,205

 Distributions to stockholders                                                (228,868)            (2,656,939)           (2,885,807)

 Additional capital contributions, Five Star                                   441,478                                      441,478
                                                       ------------     --------------    -------------------    ------------------
 Balance, December 31, 1996                                   3,100            441,478             (2,378,176)           (1,933,598)

 Net income                                                                                         2,116,470             2,116,470

 Distributions to stockholders                                                                     (2,110,809)           (2,110,809)

 Additional capital contributions, Five Star                                   947,114                                      947,114
                                                       ------------     --------------    -------------------    ------------------
 Balance, December 31, 1997                            $      3,100     $    1,388,592    $        (2,372,515)   $         (980,823)
                                                       ------------     --------------    -------------------    ------------------
                                                       ------------     --------------    -------------------    ------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

ENCORE SYSTEMS INC.
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                                        1997                  1996

 Cash flows from operating activities:
    Net income                                                                                 $     2,116,470    $         242,205
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                                                    125,529              109,886
       Changes in operating assets and liabilities:
          Accounts receivable                                                                         (291,410)             (30,026)
          Prepaid expenses and other                                                                  (120,250)              54,928
          Other                                                                                            109               (6,546)
          Accounts payable                                                                             (66,570)            (118,176)
          Accrued litigation                                                                        (1,008,242)           1,476,753
          Accrued expenses                                                                             209,259             (169,596)
          Deferred revenues                                                                            671,189              132,931
                                                                                               ----------------   ------------------
       Net cash provided by operating activities                                                     1,636,084            1,692,359
                                                                                               ----------------   ------------------
 Cash flows from investing activities:
    Investment in property, plant and equipment                                                       (130,852)             (49,620)
    Payment received on notes receivable                                                                --                  447,617
                                                                                               ----------------   ------------------
       Net cash provided by (used in) investing activities                                            (130,852)             397,997
                                                                                               ----------------   ------------------
 Cash flows from financing activities:
    Proceeds from issuance of notes payable, stockholders                                               --                  137,862
    Payments on notes payable, stockholders                                                           (133,378)              --
    Proceeds from capital contributions                                                                947,114              441,478
    Distributions to stockholders                                                                   (2,110,809)          (2,885,807)
                                                                                               ----------------   ------------------
       Net cash used in financing activities                                                        (1,297,073)          (2,306,467)
                                                                                               ----------------   ------------------
 Net increase (decrease) in cash                                                                       208,159             (216,111)
 Cash, beginning of year                                                                               691,465              907,576
                                                                                               ----------------   ------------------
 Cash, end of year                                                                             $       899,624    $         691,465
                                                                                               ----------------   ------------------
                                                                                               ----------------   ------------------
 Supplemental disclosure of cash flow information, cash paid during the
       year for interest                                                                                --                   --
                                                                                               ----------------   ------------------
                                                                                               ----------------   ------------------
 Supplemental disclosure of cash flow information, cash paid during the
       year for income taxes                                                                            --                   --
                                                                                               ----------------   ------------------
                                                                                               ----------------   ------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

ENCORE SYSTEMS INC.
NOTES TO COMBINED FINANCIAL STATEMENTS


1.   DESCRIPTION OF BUSINESS:

     The Company designs, develops and markets software products used in the hospitality industry. Additionally, the Company provides installation and maintenance services related to their software, as well as other nonrelated products.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     a. PRINCIPLES OF COMBINATION: The combined financial statements include the accounts of Encore Systems, Inc., Global Systems and Support, Inc. and Five Star Systems, Inc. (collectively, the "Company"), all of which have common ownership. Intercompany transactions and accounts are eliminated in combination.

     b. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including contingencies, as well as the reported amounts of revenues and expenses during the financial statement period. Actual results could differ from those estimates. Examples of significant estimates include the collectibility of receivables and the net recoverability of deferred tax assets. These estimates are particularly susceptible to material changes in the near term.

     c. FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amount of cash, accounts rceivable/payable, notes receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments.

     d. CONCENTRATION OF CREDIT RISK: The Company extends credit to customers based on an evaluation of the customer's financial condition and credit history and generally does not require collateral. Revenue from maintenance contracts are principally collected in advance, and the Company requires deposits on system sales and installation contracts. The Company's range of customers includes lodging chains and franchises, one of which accounted for 63% and 61% of combined revenues in 1997 and 1996, respectively.

     e. REVENUE RECOGNITION: The Company recognizes revenue on sales of systems including software and hardware upon delivery or installation and when all obligations of the respective contract have been fulfilled. Support services revenues are billed in advance and recorded as deferred revenue and recognized as income ratably over the service period.

     f. CASH AND CASH EQUIVALENTS: The Company considers as cash and cash equivalents amounts on deposits in banks and cash invested temporarily in various instruments with maturities of three months or less at the time of purchase.

     g. PROPERTY AND EQUIPMENT: Property and equipment is recorded at cost and is depreciated using accelerated and straight-line methods over the estimated useful lives of the assets which range from three to five years.

          Expenditures for repairs, maintenance and renewals are charged to income as incurred. Expenditures which improve an asset or extend its estimated useful life are capitalized. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

     h. SOFTWARE DEVELOPMENT COSTS: The Company capitalizes software development costs incurred from the time technological feasibility of the software is established until the software is ready for use to provide processing services to customers. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred. As of December 31, 1997 and 1996, no software development costs have been capitalized.

3.   PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                      DECEMBER 31,
                                             ----------------------------
                                                 1997             1996
                                             -----------     ------------
       Furniture and fixtures                $   189,346     $    189,346
       Computer and office equipment             836,006          705,341
                                             -----------     ------------
                                               1,025,352          894,687
         Less:  accumulated depreciation        (811,936)        (686,594)
                                             -----------     ------------
                                             $   213,416     $    208,093
                                             -----------     ------------
                                             -----------     ------------

5.   SAVINGS PLAN:

     The Company has a voluntary defined contribution 401(k) plan covering substantially all employees. Employees may elect to contribute a maximum of 15 percent of their pretax wages not to exceed a statutory maximum. The Company has the option to make either discretionary and/or matching contributions. Company contributions of approximately $20,000 have been charged to operations for this plan for the years ended December 31, 1997. No contribution was made for the year ended December 31, 1996.

6.   INCOME TAXES:

     The financial statements are a combination of three companies held under common ownership. Two of these companies have elected to have their income taxed under Section 1362 of the Internal Revenue Code (the Subchapter S Corporation Election) and, accordingly, any liabilities for income taxes are the direct responsibility of the shareholders.

     Encore, the sole Subchapter C Corporation had minor tax losses in both 1997 and 1996 and accordingly, no tax provision is recorded in either year. In addition, Encore has deferred tax assets of approximately $70,000 related to the timing of certain deductions at the end of 1997 and 1996. Due to the uncertainty as to the likelihood and timing of future taxable income for Encore, a full valuation allowance was applied to these taxes.

     In addition, Encore's 1991 through 1993 federal income tax returns were examined by the Internal Revenue Service during 1997. These audits resulted in the payment of taxes, penalties and interest in 1998 which has been fully accrued for at December 31, 1997 and 1996.

7.   RELATED PARTY:

     Transactions with related parties consist of the following:

                                                                    YEAR ENDED DEC 31, 1997             YEAR ENDED DEC 31, 1996
                                                               --------------------------------    ---------------------------------
                                                                 RECEIVABLE         PAYABLE           RECEIVABLE         PAYABLE
                                                               --------------    --------------    ---------------   ---------------
          Penny Sellers, stockholder                           $       -         $       -         $        -        $      148,604
          Jody Dyer, stockholder                                       -               198,718              -               183,492
          Omni Systems, Inc.                                         284,349           155,574            279,953           191,574
                                                               --------------    --------------    ---------------   ---------------
                                                               $     284,349     $     354,292     $      279,953    $      523,670
                                                               --------------    --------------    ---------------   ---------------
                                                               --------------    --------------    ---------------   ---------------

     The Company pays royalties to Omni Systems of Georgia, Inc. ("Omni"), a company owned by a majority stockholder, for the software it sells. Royalties paid to Omni were $300,000 for each of the years ended December 31, 1997 and 1996. The note receivable is due on demand with interest at 9% and 8%, respectively

     A family member of the Company's majority shareholder performs certain legal services for the Company. Legal expenses relating to these services were approximately $104,000 and $83,000 for the years ended December 31, 1997 and 1996, respectively.

     Notes payable, stockholders, consists of two notes resulting from cash advances, due on demand, with interest at 0% and 9%, respectively.


8.   LEASES:

     The company leases facilities and equipment for its operations under operating lease agreements expiring at various dates through April, 2000. Rental expense relating to these leases charged to operations was approximately $438,750 and $411,920 for the years ended December 31, 1997 and 1996, respectively. Future minimum lease payments are as follows:


           Year ending December 31:
                1998                                             $  436,000
                1999                                                338,000
                2000                                                112,000
                                                                 -----------
                                                                 $  886,000
                                                                 -----------
                                                                 -----------

9.   LITIGATION:

     The Company sub-licenses its primary product, a hotel accounting and operations software package, from Omni, who has a license agreement with the developer of the software. Pursuant to the license and sub-license agreements, the Company's rights to sell the software product is perpetual.

     In 1996 a lawsuit was brought against Omni and the Company by the developer of the software relating to the rights to certain software the Company markets. Effective December 31, 1997, a Settlement and License Agreement was entered into, granting Omni the perpetual rights to the software. Under the terms of the agreement, the Company will pay the developer certain accrued royalties as well as $15,000 per month for 36 months, beginning March 1998. The promissory note has no stated interest rate, and has been stated using an imputed interest rate of 8.5%. Future maturities are as follows:

  Year ending December 31:
       1998                                                       $ 150,000
       1999                                                         180,000
       2000                                                         180,000
       2001                                                          30,000
                                                                  -----------
                                                                    540,000
       Less imputed interest                                        (71,489)
                                                                  -----------
                                                                  $ 468,511
                                                                  -----------
                                                                  -----------

     The cost of the litigation and ultimate settlement has been reflected in the financial statements in 1996.


10.  SUBSEQUENT EVENTS:

     On September 10, 1998, the Company entered into an Acquisition Agreement with Eltrax Systems, Inc. ("Eltrax"). Under the terms of the agreement, Eltrax acquired all the outstanding common stock of the Company for $8.5 million cash and 465,000 shares of Eltrax common stock. The Company was subsequently merged into Encore Systems, Inc., which became a wholly owned subsidiary of Eltrax. The acquisition will be accounted for by Eltrax as a purchase transaction.

                     ELTRAX SYSTEMS, INC., ENCORE SYSTEMS, INC.,
                        GLOBAL SYSTEMS AND SUPPORT, INC., AND
                               FIVE STAR SYSTEMS, INC.
                 PRO FORMA FINANCIAL INFORMATION - NARRATIVE OVERVIEW
                                     (UNAUDITED)


The following unaudited pro forma consolidated balance sheet as of December 31, 1997 and statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998, combine the historical balance sheets and statements of operations of Encore Systems, Inc., Global Systems and Support, Inc. and Five Star Systems, Inc. ("Encore Group") and the historical balance sheet and statements of operations of Eltrax Systems, Inc. ("Eltrax") (collectively the "Entities"). The unaudited pro forma balance sheet as of December 31, 1997 assumes the Entities are consolidated at that date. The unaudited pro forma statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998, assume the Entities were consolidated effective at the beginning of each fiscal period.

The unaudited pro forma consolidated financial statements give effect to (i) the acquisition of the Encore Group (ii) the borrowing of $8,500,000 in connection with the acquisition (iii) the issuance of 465,000 common shares of Eltrax common stock in connection with the acquisition and (iv) other adjustments as described in the accompanying notes.

The unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations of Eltrax as they may be in the future or as they might have been for the periods presented had the entities actually been consolidated effective at the beginning of each fiscal period or as of the dates of the unaudited pro forma balance sheets. The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Eltrax, as filed on Form 10-KSB for the year ended December 31, 1997, the Form 10-Q for the nine months ended September 30, 1998, and the historical financial statements of the Encore Group, including the notes to such financial statements as set forth elsewhere in this Form 8-K/A. The pro forma adjustments are based upon available information and upon certain assumptions that Eltrax management believes are reasonable under the circumstances.

                                 ELTRAX SYSTEMS, INC.
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF DECEMBER 31, 1997
                                     (Unaudited)

                                                                           ENCORE                                       ELTRAX
                                                       ELTRAX               GROUP             PRO FORMA               PRO FORMA
                                                     HISTORICAL(1)       HISTORICAL(2)        ADJUSTMENTS            CONSOLIDATED
                                                   ---------------      --------------     ---------------         ---------------
ASSETS:
Current assets:
  Cash and cash equivalents                         $     366,364        $    899,624       $         -            $   1,265,988
  Accounts receivable, net                              9,353,349             970,929                 -               10,324,278
  Inventories, principally purchased components         4,298,794                 -                   -                4,298,794
  Other current assets                                    602,062             410,254                 -                1,012,316
                                                   ---------------      --------------     ---------------         ---------------
    Total current assets                               14,620,569           2,280,807                 -               16,901,376



Furniture and equipment, net                              863,174             213,416                 -                1,076,590
Intangibles, net                                        6,007,259                 -            11,020,486  (3)        17,027,745
                                                   ---------------      --------------     ---------------         ---------------
                                                    $  21,491,002        $  2,494,223       $  11,020,486          $  35,005,711
                                                   ---------------      --------------     ---------------         ---------------
                                                   ---------------      --------------     ---------------         ---------------

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Line of credit                                    $   4,744,529        $        -         $   4,500,000  (4)     $   9,244,529
  Accounts payable                                      6,010,516             242,180                 -                6,252,696
  Accrued compensation                                    575,383             330,306                 -                  905,689
  Accrued expenses                                      1,196,222             497,594             349,554  (5)         2,043,370
  Unearned revenue                                        967,507           1,502,390                 -                2,469,897
  Income taxes payable                                    496,123             434,065                 -                  930,188
  Current portion of long-term debt                           -               113,461           1,333,332  (4)         1,446,793
                                                   ---------------      --------------     ---------------         ---------------
    Total current liabilities                          13,990,280           3,119,996           6,182,886             23,293,162

Long-term liabilites                                          -               355,050           2,666,668  (4)         3,021,718
                                                   ---------------      --------------     ---------------         ---------------
    Total liabilities                                  13,990,280           3,475,046           8,849,554             26,314,880

Shareholders' equity
  Common stock                                            108,478               3,100               4,650  (6)           113,128
                                                                                                   (3,100) (7)
  Additional paid-in capital                           24,741,499           1,388,592           1,185,459  (6)        25,926,958
                                                                                               (1,388,592) (7)
  Accumulated deficit                                 (17,349,255)         (2,372,515)          2,372,515  (7)       (17,349,255)
                                                   ---------------      --------------     ---------------         ---------------
    Total shareholders' equity                          7,500,722            (980,823)          2,170,932              8,690,831
                                                   ---------------      --------------     ---------------         ---------------

                                                    $  21,491,002        $  2,494,223       $  11,020,486          $  35,005,711
                                                   ---------------      --------------     ---------------         ---------------
                                                   ---------------      --------------     ---------------         ---------------


See accompanying notes to pro forma consolidated balance sheet.

                                 ELTRAX SYSTEMS, INC.

                    NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF DECEMBER 31, 1997
                                     (UNAUDITED)


1. Represents the historical balance sheet of Eltrax as derived from the audited financial statements filed on Form 10-KSB for the year ended December 31, 1997.


2. Represents the historical balance sheet of the Encore Group as derived from the audited financial statements as of December 31, 1997 as presented elsewhere in this Form 8-K/A.


3. Represents the excess of the Eltrax purchase price over the Encore Group book value on the acquisition date. Eltrax has not completed the final allocation of the components of the intangible assets, which consist principally of purchased software and goodwill.


4. Reflects the cash paid for the acquisition. Of the total purchase price, it is assumed that $4,500,000 is borrowed on the line of credit and $4,000,000 is borrowed utilizing the term loan.


5. Represents the estimated cash transaction costs paid, or to be paid, by Eltrax in connection with the Encore Group acquisition.


6. Represents the issuance of 465,000 shares of Eltrax common stock issued in connection with the acquisition of the Encore Group.


7. Eliminates the components of shareholders' equity of the Encore Group acquired by Eltrax.

                                 ELTRAX SYSTEMS, INC.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1997
                                     (Unaudited)

                                                                           ENCORE                                       ELTRAX
                                                       ELTRAX               GROUP             PRO FORMA               PRO FORMA
                                                     HISTORICAL(1)       HISTORICAL(2)        ADJUSTMENTS            CONSOLIDATED
                                                   ---------------      --------------     ---------------         ---------------
Revenue                                             $  49,934,139        $ 10,508,151       $         -            $  60,442,290

Cost of revenue                                        41,328,951           4,199,868                 -               45,528,819
                                                   ---------------      --------------     ---------------         ---------------
Gross profit                                            8,605,188           6,308,283                 -               14,913,471

Operating expenses:
  Selling, general and administrative                  12,227,954           3,264,867                 -               15,492,821
  Research and development                                    -               976,549                 -                  976,549
  Amortization of intangible assets                       435,144                 -             1,377,561  (3)         1,812,705
  Adjustment of Datatech goodwill                       5,713,721                 -                   -                5,713,721
                                                   ---------------      --------------     ---------------         ---------------
  Total operating expenses                             18,376,819           4,241,416           1,377,561             23,995,796
                                                   ---------------      --------------     ---------------         ---------------
  Operating income (loss)                              (9,771,631)          2,066,867          (1,377,561)            (9,082,325)

Interest income                                            92,332              64,872                -                   157,204
Interest expense                                         (337,074)            (15,269)           (836,500) (4)        (1,188,843)
                                                   ---------------      --------------     ---------------         ---------------
  Income (loss) before income taxes                   (10,016,373)          2,116,470          (2,214,061)           (10,113,964)

Income tax expense                                      1,315,970                 -                   -                1,315,970
                                                   ---------------      --------------     ---------------         ---------------
  Net income (loss)                                 $ (11,332,343)       $  2,116,470       $  (2,214,061)         $ (11,429,934)
                                                   ---------------      --------------     ---------------         ---------------
                                                   ---------------      --------------     ---------------         ---------------
Net loss per common share and
  common share equivalents                                                                                         $       (1.28)
                                                                                                                   ---------------
                                                                                                                   ---------------

Weighted average shares outstanding (5)                                                                                8,943,784
                                                                                                                   ---------------
                                                                                                                   ---------------


See accompanying notes to pro forma consolidated statement of operations.

                                 ELTRAX SYSTEMS, INC.

               NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1997
                                     (UNAUDITED)


1. Represents the historical consolidated statement of operations of Eltrax as derived from the audited financial statements filed on Form 10-KSB for the year ended December 31, 1997.

2. Represents the historical statement of operations for the Encore Group as derived from the audited financial statements for the year ended December 31, 1997 as presented elsewhere in this Form 8-K/A.

3. Represents an adjustment associated with the amortization of intangible assets reflecting the excess of the Eltrax purchase price over the Encore Group book value on the acquisition date. Eltrax has not completed the final allocation of the components of the intangible assets, which consist principally of purchased software and goodwill. For purposes of the pro forma statement of operations, the intangible assets are being amortized on a straight-line basis over the estimated average intangible life of eight years.

4. Represents pro forma interest expense associated with the pro forma debt incurred to fund the $8,500,000 cash component of the purchase price.

5. Includes 465,000 shares of Eltrax common stock issued in connection with the acquisition.

                                 ELTRAX SYSTEMS, INC.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                     (Unaudited)

                                                                           ENCORE                                       ELTRAX
                                                       ELTRAX               GROUP             PRO FORMA               PRO FORMA
                                                     HISTORICAL(1)       HISTORICAL(2)        ADJUSTMENTS            CONSOLIDATED
                                                   ---------------      --------------     ---------------         ---------------
Revenue                                             $  37,908,464        $  7,748,285       $         -             $ 45,656,749

Cost of revenue                                        28,555,565           4,112,570                 -               32,668,135
                                                   ---------------      --------------     ---------------         ---------------
Gross profit                                            9,352,899           3,635,715                 -               12,988,614

Operating expenses:
  Selling, general and administrative                   9,619,075           2,482,724                 -               12,101,799
  Research and development                                 87,143             821,120                 -                  908,263
  Amortization of intangible assets                       418,154                 -               918,374  (3)         1,336,528
                                                                                                                             -
                                                   ---------------      --------------     ---------------         ---------------
  Total operating expenses                             10,124,372           3,303,844             918,374             14,346,590
                                                   ---------------      --------------     ---------------         ---------------
  Operating income (loss)                                (771,473)            331,871            (918,374)            (1,357,976)

Interest income                                            33,469              32,641                 -                   66,110
Interest expense                                         (199,105)            (34,953)           (557,667) (4)          (791,725)
                                                   ---------------      --------------     ---------------         ---------------
  Income (loss) before income taxes                      (937,109)            329,559          (1,476,041)            (2,083,591)

Income tax expense                                            -                   -                   -                      -
                                                   ---------------      --------------     ---------------         ---------------
  Net income (loss)                                 $    (937,109)       $    329,559       $  (1,476,041)          $ (2,083,591)
                                                   ---------------      --------------     ---------------         ---------------
                                                   ---------------      --------------     ---------------         ---------------

Net loss per common share and
  common share equivalents                                                                                          $      (0.17)
                                                                                                                   ---------------
                                                                                                                   ---------------

Weighted average shares outstanding  (5)                                                                              12,017,143
                                                                                                                   ---------------
                                                                                                                   ---------------



See accompanying notes to pro forma consolidated statement of operations.

                                 ELTRAX SYSTEMS, INC.

               NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                     (UNAUDITED)


1. Represents the historical consolidated statement of operations of Eltrax as derived from the unaudited financial statements filed on Form 10-Q for the nine months ended September 30, 1998. These results include the operations for the Encore Group for the month of September.


2. Represents the historical combined statement of operations for the Encore Group as derived from unaudited statements for the eight months ended August 31, 1998.


3. Represents an adjustment associated with the amortization of intangible assets reflecting the excess of the Eltrax purchase price over the Encore Group book value on the acquisition date. Eltrax has not completed the final allocation of the components of the intangible assets, which consist principally of purchased software and goodwill. For purposes of the pro forma statement of operations, the asset is being amortized on a straight-line basis over the estimated average intangible life of eight years.


4. Represents pro forma interest expense associated with the pro forma debt incurred to fund the $8,500,000 cash component of the purchase price.


5. Includes 465,000 shares of Eltrax common stock issued in connection with the acquisition.